UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

November 13, 2013

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois  60601

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2013,  Standard Parking Corporation (the “Company”) entered into a First Amendment (the “First Amendment”) to its credit agreement, dated as of October 2, 2012, with Bank of America, N.A., Wells Fargo Bank, N.A., and JPMorgan Chase Bank, N.A. and certain other financial institutions (the “Credit Agreement”), which Credit Agreement provides for a $450.0 million secured senior credit facility consisting of (1) a $200.0 million five-year revolving credit facility and (2) a $250.0 million term loan facility.   The First Amendment provides that, for purposes of the Credit Agreement, the Bradley Agreement (defined below) and all rights and obligations thereunder will be classified and accounted for on a basis consistent with that reflected in the Company’s historical financial statements, without giving effect to the Restatement (defined below).  In other words, the Restatement will not affect the Company’s rights or obligations under the Credit Agreement.   Although the First Amendment references the recharacterization of the Bradley Agreement as a capital lease, that is only because the First Amendment was drafted in contemplation of a potential such recharacterization, prior to a determination that such a recharacterization would not be necessary or appropriate, as discussed in Item 4.02 below.

A copy of the First Amendment is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.  The above description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 2.02. Results of Operations and Financial Conditions.

The information contained in Item 4.02 of this Form 8-K is hereby incorporated in this Item 2.02 by reference.

The following information (including the referenced exhibit) furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 18, 2013, the Company issued a press release setting forth its operating results for the third quarter of 2013. A copy of the Company’s  press release is furnished herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 6, 2013, the Company’s independent registered public accounting firm, Ernst & Young LLP, informed the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) that it was conducting a review of the Company’s accounting for its agreement with the State of Connecticut (the “State”) under which the Company operates the surface parking and 3,500 garage parking spaces at Bradley International Airport located in the Harford, Connecticut metropolitan area (the “Bradley Agreement”).  On November 5, 2013, Ernst & Young LLP advised the Audit Committee that it was evaluating whether the Company’s historical accounting treatment for the Bradley Agreement was correct.  As previously disclosed by the Company, cumulative deficiency payments under the Bradley Agreement, net of reimbursements, had been recorded as a receivable by the Company.

At the inception of the Bradley Agreement in March 2000, the Company determined, after consultation with and concurrence by Ernst & Young LLP, that the Bradley Agreement should be accounted for as a management agreement and that any future deficiency payments under the Bradley Agreement should be accounted for as a receivable on the Company’s consolidated balance sheet.  Based in part on its ongoing consultation with, and concurrence by, Ernst & Young LLP throughout the entire contract period to-date, the Company believed this to be the proper accounting treatment and consistently maintained such treatment over the past 13 years.  In addition to the Company’s quarterly reviews and year-end audits, the Bradley Agreement and related accounting also were audited separately by Ernst & Young LLP for the State over a substantial portion of this 13-year period. Most recently, Ernst & Young LLP advised the Company that it was reviewing the accounting for the Bradley Agreement and considering whether it should have been accounted for as a management agreement or in a manner similar to a capital lease.  In addition, Ernst & Young LLP was considering whether the cumulative deficiency payments under the Bradley Agreement should have been accounted for as a receivable on the Company’s balance sheet.

In light of Ernst & Young LLP’s review, management re-evaluated the Company’s accounting for the Bradley Agreement.  Management has now determined, in consultation with Ernst & Young, LLP, that the Bradley Agreement has appropriately been, and continues to appropriately be, accounted for as a management agreement, rather than in a manner similar to a capital lease   However, while management concluded that the  Company historically accounted for the cumulative deficiency payments under the Bradley Agreement as a receivable on the Company’s balance sheet in good faith after careful consideration of the applicable accounting guidance, management has now determined, in consultation with Ernst & Young LLP, that these payments should not have been accounted for in such manner.  At the time of the Company’s initial accounting for the Bradley Agreement in 2000, the Company’s revenue projections as well as the projections included in the Bradley Agreement and in the feasibility study prepared by the State’s parking consultant showed that the State would be able to repay any and all deficiency payments, if any, over the course of the term of the Bradley Agreement.  The Company continues to believe that the State will be able to repay, and expects that the State will ultimately repay, the deficiency payments made by the Company under the Bradley Agreement. However, it has now been determined that the deficiency payments represent a contingency and, accordingly, (i) the deficiency payments made by the Company under the Bradley Agreement should have been, and should continue to be, recorded as cost of parking services in the reporting periods in which such payments were made, and (ii) the payments to the Company of the principal, interest and premium related to deficiency payments should have been, and should continue to be, recognized as reduction to cost of parking services in the reporting periods in which such repayments were received.  Management advised the Audit Committee of such determinations.

Based upon the advice of management, the Audit Committee concluded, at meetings held on November 13, 2013 and November 17, 2013, that (a) investors should no longer rely upon the Company’s previously filed financial statements and other financial information for each of the Company’s fiscal years and fiscal quarters going back to the inception of the Bradley Agreement in March 2000 through the present and should no longer rely upon Ernst & Young LLP’s audit reports on the financial statements for the fiscal years in such period, and (b) the Company should restate certain of those historical financial statements and other financial information to reflect the correction of the accounting for deficiency payments under the Bradley Agreement as discussed above (the “Restatement”).  The Company has effected the Restatement by filing an amended Form 10-K for the fiscal year ended December 31, 2012 and amended Form 10-Qs for the quarters ended March 31, 2013 and June 30, 2013.

After reviewing the circumstances leading up to the Restatement, both management and the Audit Committee are unaware of any evidence that the Restatement is due to any systemic misapplication of, or intentional noncompliance with, generally accepted accounting principles or other systemic failure of accounting controls. Furthermore, as previously disclosed, the Company does not believe that the restatement will affect the economic terms or substance of the Bradley Agreement, nor is it expected to have any impact on the Company’s total cash receipts or payments over the term of the Bradley Agreement as previously disclosed by the Company.  In addition, given the complex and unique nature of the Bradley Agreement and related accounting, the Company does not believe the change applies to any of its other contracts.   The Company also does not currently believe that this situation will have a material impact on its core business.

The Audit Committee discussed with Ernst &Young LLP the matters disclosed in this filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: risks related to the Restatement (including, without limitation, the time, costs and expenses associated with the restatement, potential inquiries from the SEC and/or Nasdaq, the potential material adverse effect on the price of the Company’s common stock and possible stockholder lawsuits); the Company’s ability to integrate Central Parking into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company anticipates as a result of the Central Parking merger are not fully realized or take longer to realize than expected; the Company’s substantially increased indebtedness incurred in connection with the Central Parking merger, which may reduce available cash flow, increase vulnerability to adverse economic conditions, and limit flexibility in planning for, or reacting to, changes in or challenges related to the Company’s business; unanticipated Central Parking merger and integration expenses; the loss of customers, clients or strategic alliances as a result of the Central Parking merger; the impact of the divestitures of management contracts and leases required by the agreement entered into by the Company with the Department of Justice in connection with the Central Parking merger; other losses, or renewals on less favorable terms, of management contracts and leases; adverse litigation judgments or settlements; adverse economic impact to the Company in areas damaged by Hurricane Sandy; changes in general economic and business conditions or demographic trends; the effect on the Company’s strategy and operations due to changes to the Board of Directors that occurred upon the completion of the merger; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; intense competition; insurance losses that are worse than expected or adverse events not covered by insurance; labor disputes; extraordinary events affecting parking at facilities that the Company manages, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to competitors or clients of our competitors; uncertainty in the credit markets; availability, terms and deployment of capital; the Company’s ability to obtain performance bonds on acceptable terms; and the impact of Federal health care reform.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s other filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1

First Amendment, dated as of November 15, 2013, to Credit Agreement, dated as of October 2, 2012, by and among the Company, Bank of America, N.A., as administrative agent, Wells Fargo Bank, N.A. and JP Morgan Chase Bank, N.A., as co-syndication agents, U.S. Bank National Association, First Hawaiian Bank and General Electric Capital Corporation, as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, and the lenders party thereto.

99.1	Press release, dated November 18, 2013, issued by Standard Parking Corporation (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: November 18, 2013	By:	/s/ G MARC BAUMANN
G Marc Baumann
Chief Financial Officer, Treasurer & President of Urban Operations